UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2013

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) recently presented data on two of its PSMA-focused technologies, at the European Association of Nuclear Medicine (EANM) Annual Congress in Lyon, France (October 21), and the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics in Boston (October 19 – 23).

At EANM's Annual Congress, Dr. Shankar Vallabhajosula, Professor of Radiochemistry at Cornell Medical College, presented data from a phase 1 clinical study of eight patients undergoing radical prostatectomy. In these patients, 99mTc—MIP 1404, a radiopharmaceutical imaging agent candidate currently in a phase 2 international multicenter study by Progenics' Molecular Insight subsidiary, detected primary metastatic prostate cancer and metastatic lesions in both soft tissue and bone with high specificity. 99mTc uptake in lesions correlated well with both Gleason Scores and PSMA expression in the phase 1 study.

At the AACR Conference, Progenics scientists Jose Murga and Yakov Rotshteyn presented findings from studies of PSMA ADC, the company's antibody-drug conjugate candidate in a phase 2 study for the treatment of metastatic castration-resistant prostate cancer.

Additional data and information are included in the presentations which are available for the next 30 days in the Media Center of the company's website, www.progenics.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President, Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: October 22, 2013